As filed with the Securities and Exchange Commission on July 20, 2006
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
the Securities Act of 1933

NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	33-0525145

(State of incorporation)	(I.R.S. Employer Identification No.)
12790 El Camino Real
San Diego, California 92130
(Address, including zip code, of principal executive offices)

NEUROCRINE BIOSCIENCES, INC. 2003 INCENTIVE STOCK PLAN,
AS AMENDED
(Full title of the plan)

GARY A. LYONS
President, Chief Executive Officer
and Director
12790 El Camino Real
San Diego, California 92130
(858) 617-7600
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Scott N. Wolfe, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 300
San Diego, CA 92130
(858) 523-5400

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title	Amount	Offering	Aggregate	Amount of
of Securities to	to be	Price	Offering	Registration
be Registered	Registered(1)	Per Share	Price	Fee
Common Stock, par value $0.001 per share(2)	1,000,000(3)	$9.58(4)	$9,580,000	$1,025

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Common Stock that become issuable under the Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as amended (the “2003 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Participating preferred stock, par value $0.001 per share.

(3)	Represents 1,000,000 additional shares of Common Stock available for issuance under the 2003 Plan. The board of directors and stockholders of the Registrant have approved the increase in the number of shares of Common Stock available for issuance under the 2003 Plan from 3,300,000 to 4,300,000 shares. The offer and sale of 3,287,500 shares of Common Stock under the 2003 Plan, which may previously have been or may in the future be issued upon exercise of options under the 2003 Plan, were previously registered on Form S-8 Registration Statement Nos. 333-105907, 333-118773 and 333-127214. The remaining 12,500 shares of Common Stock reserved for issuance under the 2003 Plan were granted to individuals as restricted stock grants and are not covered by this Registration Statement or Form S-8 Registration Statement Nos. 333-105907, 333-118773 or 333-127214.

(4)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average ($9.58) of the high ($9.95) and low ($9.21) prices for the Common Stock reported by the Nasdaq National Market on July 17, 2006.
Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the 2003 Plan are granted, exercised and/or distributed.

Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.2
EXHIBIT 5.1
EXHIBIT 23.1

INTRODUCTION
          Neurocrine Biosciences, Inc. (the “Company”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 1,000,000 additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as amended (the “2003 Plan”). In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement File No. 333-105907, Registration Statement File No. 333-118773 and Registration Statement File No. 333-127214 are hereby incorporated by reference.
Item 3. Incorporation of Documents by Reference.
          The following documents filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated by reference in this Registration Statement:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on February 7, 2006;

(b)	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006, filed with the SEC on May 3, 2006;

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on January 19, 2006, January 25, 2006, February 2, 2006, February 13, 2006, March 13, 2006, May 16, 2006, June 16, 2006, June 23, 2006 and July 6, 2006; and

(d)	The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on April 3, 1996.
          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
          The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Document
4.1(1)	Form of Common Stock Certificate

4.2*	Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as amended, and Form of Stock Option Agreement

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on April 3, 1996, as amended (File No. 333-03172).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 20th day of July 2006.

NEUROCRINE BIOSCIENCES, INC.

By:	/s/ Gary A. Lyons

Gary A. Lyons
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gary A. Lyons and Paul W. Hawran his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary A. Lyons Gary A. Lyons	President, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2006

/s/ Paul W. Hawran Paul W. Hawran	Executive Vice President and Chief Financial Officer (Principal Financing and Accounting Officer)	July 20, 2006

/s/ Joseph A. Mollica, Ph.D. Joseph A. Mollica, Ph.D.	Chairman of the Board of Directors	July 20, 2006

/s/ Corinne H. Lyle Corinne H. Lyle	Director	July 20, 2006

/s/ Richard F. Pops Richard F. Pops	Director	July 20, 2006

/s/ Stephen A. Sherwin, M.D. Stephen A. Sherwin, M.D.	Director	July 20, 2006

/s/ Wylie W. Vale, Ph.D. Wylie W. Vale, Ph.D.	Director	July 20, 2006

/s/ W. Thomas Mitchell W. Thomas Mitchell	Director	July 20, 2006

/s/ Adrian Adams Adrian Adams	Director	July 20, 2006

INDEX TO EXHIBITS

Exhibit No.	Document
4.1(1)	Form of Common Stock Certificate

4.2*	Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as amended, and Form of Stock Option Agreement

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on April 3, 1996, as amended (File No. 333-03172).